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                                                                     EXHIBIT 8.1

                               O'MELVENY & MYERS
                             400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899
                            TELEPHONE (213) 669-6000
                    TELEX 874122 -- FACSIMILE (213) 669-6407

                               November 21, 1994

IDB Communications Group, Inc.
10525 West Washington Blvd.
Culver City, California 90232

          Re: Registration Statement on Form S-4 of
              LDDS Communications, Inc.

Dear Sir or Madam:

     This opinion is delivered to you in connection with the preparation of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission by LDDS Communications, Inc. ("LDDS") in connection with the proposed merger (the "Merger") of a wholly owned subsidiary of LDDS with and into IDB Communications Group, Inc. ("IDB"). We have reviewed both the applicable disclosure requirements under the federal securities laws and the tax disclosure set forth in the Joint Proxy Statement/Prospectus which is included in the Registration Statement (the "Joint Proxy Statement"). In our opinion, the statements contained in the Joint Proxy Statement under the heading "PLAN OF MERGER -- Certain Federal Income Tax Consequences" fairly and accurately present the information required to be presented.

     This letter is furnished by us as counsel for IDB and is solely for the benefit of IDB.

     This opinion is based on current authorities and upon facts and assumptions as of this date. It is subject to change in the event of a change in the applicable law or a change in the interpretation of such law by the courts or by the Internal Revenue Service. There can be no assurance that legislative or administrative changes or court decisions will not be forthcoming that would significantly modify this opinion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion has no binding effect or official status, and accordingly no assurance can be given that the position set forth herein will be sustained by a court, if contested. No ruling will be obtained from the Internal Revenue Service with respect to the Merger.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Joint Proxy Statement which forms a part thereof.

                                            Respectfully submitted,

                                            /s/  O'MELVENY & MYERS

                                            O'MELVENY & MYERS